SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 12, 2004

Delco Remy International, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-13683	35-1909253
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2902 Enterprise Drive Anderson, Indiana	46013
(Address of principal executive offices)	(Zip Code)

(765) 778-6499

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure

In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Delco Remy International, Inc. today announced that representatives of the Company will be making a financial presentation on Thursday, February 12, 2004 at the Wachovia Securities 2004 Consumer and Industrial Growth Leveraged Finance Conference in Manalapan, FL. A copy of the presentation will be available on the Company’s website at www.delcoremy.com on Thursday morning, February 12, 2004, and available for approximately 14 days following the presentation.

The presentation includes Adjusted EBITDA, which is a non-GAAP measurement that consists of income (loss) from continuing operations before income taxes, minority interest, loss from unconsolidated joint ventures and cumulative effect of change in accounting principle excluding interest expense, depreciation and amortization, restructuring charges (credits) and special charges. A reconciliation of income (loss) from continuing operations before income taxes, minority interest, loss from unconsolidated joint ventures and cumulative effect of change in accounting principle to Adjusted EBITDA for the years indicated, is presented below. This reconciliation reflects the classification of the Company’s retail aftermarket gas engine business, contract remanufacturing gas engine business, Trachtech, Inc. and Kraftube, Inc. as discontinued operations.

	For the Year Ended	For the Years Ended December 31,
	July 31, 1995	1996	1997	1998	1999	2000	2001	2002
	(unaudited, dollars in millions)
Income (loss) from continuing operations before income taxes, minority interest, loss from unconsolidated joint ventures and cumulative effect of change in accounting principle	$19	$19	$5	$—	$49	$33	$(36)	$18
Interest expense	19	33	41	38	42	45	51	57
Depreciation and amortization	16	21	18	15	26	28	30	27
Restructuring charges (credits)	—	—	35	26	—	30	30	(4)
Special charges	—	—	—	—	—	—	30	—

Adjusted EBITDA	$54	$73	$99	$79	$117	$136	$105	$98

A reconciliation of EBITDA for the three months and nine months ended September 30, 2003 and 2002, respectively, can be found on the Company’s website at www.delcoremy.com.

Adjusted EBITDA is provided for informational purposes only and should not be viewed as indicative of the Company’s actual or future results. The Company believes Adjusted EBITDA is a meaningful measure of performance that is commonly utilized in the industry to analyze operating performance, liquidity and entity valuation. Adjusted EBITDA does not represent and should not be considered as an alternative to net income, operating income, net cash provided by operating activities or any other measure for determining operating performance or liquidity that is calculated in accordance with generally accepted accounting principles. Furthermore, Adjusted EBITDA, as calculated by the Company, may not be comparable to calculations of similarly titled measures by other companies.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 12, 2004	DELCO REMY INTERNATIONAL, INC.

	By:	/S/ Rajesh K. Shah
	Name:	Rajesh K. Shah
	Title:	Executive Vice President and Chief Financial Officer